Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.
The undersigned officers of Nuveen Tax-Advantaged Total Return Strategy Fund (the “Fund”) certify that, to the best of each such officer’s knowledge and belief:
1.	The Form N-CSR of the Fund for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.
Date: March 10, 2010

s/ Gifford R. Zimmerman
Gifford R. Zimmerman
Chief Administrative Officer (principal executive officer)

s/ Stephen D. Foy
Stephen D. Foy
Vice President, Controller (principal financial officer)